Exhibit 99.1

Akoustis Reports Second Quarter FY24 Results

●	Q2 Revenue Up 20% Year-Over-Year, In-Line with Prior Guidance

●	Guiding Record Quarterly Revenue for the March Quarter—Up 18 to 25% Sequentially

●	Growth, Cost Savings Initiatives, CHIPS Act ITC Refund Support Operating Cash Flow Breakeven in December Quarter

●	Robust Customer Activity in Wi-Fi AP, 5G Infrastructure, Defense, Timing Control, Semiconductor Back-End Services

●	Company to Host Investor Update Call Today at 8:00 am ET

Charlotte, N.C., February 13, 2024 (GLOBE NEWSWIRE) – Akoustis Technologies, Inc. (NASDAQ: AKTS) (“Akoustis” or the “Company”), an integrated device manufacturer (IDM) of patented bulk acoustic wave (BAW) high-band RF filters for mobile and other wireless applications, today announced second fiscal quarter results for the period ended December 31, 2023. Revenue was up 20% year-over-year to $7.0 million, in line with the Company’s guidance.

Based on hundreds of active customers, robust activity in the sales and design win pipelines, and the semiconductor services business, as well as new product introductions in Wi-Fi 6E/7 and 5G infrastructure the Company expects, as previously guided, to report record revenue in the March quarter in the $8.3 to $8.8 million range, up 18 to 25% sequentially.

The Company continues to take significant expense reductions and cost saving measures that are projected to reduce its operating cash flow burn rate by 30 to 38% for the March quarter. Given the top-line projections, the refund from the CHIPS Act investment tax credit (ITC), and a full quarter of cost savings, the Company currently expects to reach breakeven operating cashflow by the end of the calendar year.

Jeff Shealy, founder and CEO of Akoustis, stated, “Akoustis continues to be a leader in technological innovation and sees sustainable growth. We are driving advancements in the Wi-Fi AP, 5G Infrastructure, Defense and Automotive sectors, and anticipating demand to increase in the Wi-Fi 6E and 7 markets.” Mr. Shealy continued, “Consistent with our early guidance on fiscal Q3 during last quarter’s investor call, we expect to achieve record revenue in the March quarter while we continue to focus on product cost savings and expense reductions.”

Recent Business Highlights

●	Received Wi-Fi 7 design win from Tier-1 US-based carrier with expected production ramp in September quarter of calendar 2024

●	Achieved Wi-Fi 7 design win and volume orders for two new programs with current Tier-1 Enterprise Wi-Fi solutions provider with expected production ramp in second half calendar year 2024

●	Engaged with a fifth mobile partner offering our XBAW® foundry process and shipped multiple die for a future multiplexer application in the Mobile market

●	Completed redesign of 5G band 41 and 5G US 3.8 GHz Network Infrastructure filter solutions

●	Secured a wBMS design win with Tier-1 Automotive product supplier from an Integrated Circuit (IC) reference design expected to ramp in March quarter of calendar year 2025

●	Received a Wi-Fi 7 design win and prototype orders from Tier-1 Enterprise Wi-Fi access point (“AP”) provider to enable production ramp in second half of calendar year 2024

●	Secured a high-volume XBAW® filter order for Wi-Fi 6E design win from Tier-1 consumer AP customer

●	Successfully completed Phase 1 of Defense Advanced Research Projects Agency (DARPA) contract to pursue new materials and device manufacturing methods to scale XBAW® technology to 18 GHz and signed a new multi-year, multi-million dollar contract for Phase 2 of the DARPA Compact Front-end Filters at the ElEment-level (COFFEE) program.

●	Secured a development order from a leading commercial SATCOM company and brought our active foundry customer count to four

●	Received Wi-Fi NOW Award with HPE Aruba Networking for Best Enterprise Wi-Fi Solution

●	Received a purchase order from Tier-2 5G Mobile and Wi-Fi AP RF front-end module customer for design iterations of three previously shipped designs

Akoustis will host an investor call to provide a business update and outlook, followed by a Q & A session, this morning at 8:00 am ET. The call-in numbers are 877-407-3982 (domestic) and 201-493-6780 (international). The conference call will be webcast live on the Company’s website and will be available for playback at the following URL: https://ir.akoustis.com/ir-calendar.

Akoustis maintains its momentum with robust demand and an expanding sales pipeline for its XBAW® filter products, in addition to its new XBAW®/SAW resonator and oscillator products, and semiconductor back-end services. The Company continues to secure new design wins in its target markets including Wi-Fi, 5G Infrastructure, Automotive and Defense, many of which are slated to ramp into production in the coming months.

Second Fiscal Quarter Financial Performance

Akoustis Technologies, Inc.

Condensed Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	December 31,	June 30,
	2023	2023
Assets
Assets:
Cash and cash equivalents	$12,875	$43,104
Accounts receivable, net	4,808	4,753
Inventory	5,476	7,548
Other current assets	2,859	4,440
Total current assets	26,018	59,845

Property and equipment, net	56,198	57,826
Goodwill	14,559	14,559
Intangibles, net	13,876	15,241
Operating lease right-of-use asset, net	1,158	1,374
Other assets	74	72
Total Assets	$111,883	$148,917

Liabilities and Equity
Current Liabilities:
Accounts payable and accrued expenses	$13,748	$17,027
Deferred revenue	56	105
Operating lease liability	478	439
Total current liabilities	14,282	17,571

Long-term Liabilities:
Convertible notes payable, net	41,653	43,347
Promissory notes payable	1,333	667
Operating lease liability	729	976
Other long-term liabilities	117	117
Total Long-Term liabilities	43,832	45,107

Total Liabilities	58,114	62,678
Commitments and Contingencies (Note 14)

Stockholders’ Equity
Preferred stock, par value $0.001; 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value; 175,000,000 shares authorized; 75,435,479, and 72,154,647 shares issued and outstanding at December 31, 2023 and June 30, 2023, respectively	75	72
Additional paid in capital	360,090	356,522
Accumulated deficit	(306,396)	(270,355)
Total Stockholders’ Equity	53,769	86,239
Total Liabilities and Stockholders’ Equity	$111,883	$148,917

Akoustis Technologies, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended December 31, 2023	For the Three Months Ended December 31, 2022	For the Six Months Ended December 31, 2023	For the Six Months Ended December 31, 2022
Revenue	$7,017	$5,865	$14,019	$11,432

Cost of revenue	6,336	5,274	14,422	11,727

Gross profit (loss)	681	591	(403)	(295)

Operating expenses
Research and development	6,411	7,645	16,758	17,730
General and administrative expenses	9,294	5,838	19,518	12,833
Total operating expenses	15,705	13,483	36,276	30,563

Loss from operations	(15,024)	(12,892)	(36,679)	(30,858)

Other (expense) income
Interest (expense) income	(679)	(702)	(1,164)	(1,445)
Other (expense) income	1	5	—	(9)
Change in fair value of contingent consideration	—	1,616	—	1,170
Change in fair value of derivative liabilities	(7)	818	2,006	839
Total other (expense) income	(685)	1,737	842	555
Net loss before income taxes	$(15,709)	$(11,155)	$(35,837)	$(30,303)

Income Taxes	2	1	3	(56)

Net Loss	$(15,711)	$(11,156)	$(35,840)	$(30,247)

Net loss per common share - basic and diluted	$(0.21)	$(0.19)	$(0.49)	$(0.53)

Weighted average common shares outstanding - basic and diluted	73,084,663	57,583,844	72,695,676	57,369,118

The following non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP measures exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements and are subject to inherent limitations. Please see reconciliations to comparable GAAP measures below and descriptions of these non-GAAP measures under “Non-GAAP Measures.”

Non-GAAP operating loss and non-GAAP net loss for the three and six months ended December 31, 2023, and 2022 were as follows:

Akoustis Technologies, Inc.

Unaudited Reconciliations of Non-GAAP Financial Measures

	Three Months Ended
(in thousands)	December 31, 2023	December 31, 2022

GAAP operating loss	$(15,024)	$(12,892)
Amortization of acquisition-related intangible assets	646	348
Recognition of acquisition-related promissory note	333	-
Gain on sale of fixed assets	203	15
Common stock issued for services	316	1,895
Non-GAAP operating loss	$(13,526)	$(10,634)

Weighted average common shares outstanding - basic and diluted	73,084,663	57,583,844
Non-GAAP operating loss per common share - basic and diluted	$(0.19)	$(0.18)

	Three Months Ended
(in thousands)	December 31, 2023	December 31, 2022

GAAP net loss	$(15,711)	$(11,156)
Change in fair value of contingent consideration	-	(1,616)
Change in fair value of derivative liabilities	7	(818)
Amortization of acquisition-related intangible assets	646	348
Recognition of acquisition-related promissory note	333	-
Debt discount amortization	158	146
Gain on sale of fixed assets	203	15
Common stock issued for services	316	1,895
Non-GAAP net loss	$(14,048)	$(11,186)

Weighted average common shares outstanding - basic and diluted	73,084,663	57,583,844
Non-GAAP net loss per common share - basic and diluted	$(0.19)	$(0.19)

	Six Months Ended
(in thousands)	December 31, 2023	December 31, 2022
GAAP net loss	$(36,679)	$(30,858)
Amortization of acquisition-related intangible assets	1,293	695
Recognition of acquisition-related promissory note	666	-
Gain on sale of fixed assets	268	16
Common stock issued for services	2,199	4,244
Non-GAAP net loss	$(32,253)	$(25,903)

Weighted average common shares outstanding - basic and diluted	72,695,676	57,369,118
Non-GAAP net loss per common share - basic and diluted	$(0.44)	$(0.45)

	Six Months Ended
(in thousands)	December 31, 2023	December 31, 2022
GAAP net loss	$(35,840)	$(30,247)
Change in fair value of contingent consideration	-	(1,170)
Change in fair value of derivative liabilities	(2,006)	(839)
Amortization of acquisition-related intangible assets	1,293	695
Recognition of acquisition-related promissory note	666	-
Debt discount amortization	312	290
Gain on sale of fixed assets	268	16
Common stock issued for services	2,199	4,244
Non-GAAP net loss	$(33,108)	$(27,011)

Weighted average common shares outstanding - basic and diluted	72,695,676	57,369,118
Non-GAAP net loss per common share - basic and diluted	$(0.46)	$(0.47)

Non-GAAP Measures

We regularly review a number of metrics, including non-GAAP operating loss and non-GAAP net loss, which are not financial measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP operating loss represents operating loss before common stock issued for services, amortization of acquisition-related intangible assets, recognition of acquisition-related promissory note, and gain or loss on the sale of fixed assets. Non-GAAP net loss represents net loss before change in fair value of contingent consideration, change in fair value of derivative liabilities, debt discount amortization, gain on extinguishment of debt, gain or loss on disposal of fixed assets, recognition of acquisition-related promissory note, amortization of acquisition-related intangible assets, tax adjustments related to acquisitions and common stock issued for services. The Company believes these non-GAAP measures provide useful information to management, investors, and financial analysts regarding certain financial and business trends relating to the Company’s financial condition and results of operations. We use these non-GAAP measures to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections, and make strategic decisions.

About Akoustis Technologies, Inc.

Akoustis® (http://www.akoustis.com/) is a high-tech BAW RF filter solutions company that is pioneering next-generation materials science and MEMS wafer manufacturing to address the market requirements for improved acoustic wave RF filters — targeting higher bandwidth, higher operating frequencies and higher output power compared to legacy polycrystalline BAW technology. The Company utilizes its proprietary and patented XBAW® manufacturing process to produce bulk acoustic wave RF filters for mobile and other wireless markets, which facilitate signal acquisition and accelerate band performance between the antenna and digital back end. Superior performance is driven by the significant advances of poly-crystal, single-crystal, and other high purity piezoelectric materials and the resonator-filter process technology which enables optimal trade-offs between critical power, frequency and bandwidth performance specifications.

Akoustis plans to service the fast growing multi-billion-dollar RF filter market using its integrated device manufacturer (IDM) business model. The Company owns and operates a 125,000 sq. ft. ISO-9001:2015 registered commercial wafer-manufacturing facility located in Canandaigua, NY, which includes a class 100 / class 1000 cleanroom facility — tooled for 150-mm diameter wafers — for the design, development, fabrication and packaging of RF filters, MEMS and other semiconductor devices. Akoustis Technologies, Inc. is headquartered in the Piedmont technology corridor near Charlotte, North Carolina.

Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, each as amended, that are intended to be covered by the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements about our estimates, expectations, beliefs, intentions, plans or strategies for the future (including our possible future results of operations, profitability, business strategies, competitive position, potential growth opportunities, potential market opportunities and the effects of competition), and the assumptions underlying such statements. Forward-looking statements include all statements that are not historical facts and typically are identified by use of terms such as “may,” “might,” “would,” “will,” “should,” “could,” “project,” “expect,” “plan,” “strategy,” “anticipate,” “attempt,” “develop,” “help,” “believe,” “think,” “estimate,” “predict,” “intend,” “forecast,” “seek,” “potential,” “possible,” “continue,” “future,” and similar words (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Forward-looking statements are neither historical facts nor assurances of future results, performance, events or circumstances. Instead, these forward-looking statements are based on management’s current beliefs, expectations and assumptions, and are subject to risks and uncertainties. Factors that could cause actual results to differ materially from those currently anticipated include, without limitation, risks relating to our limited operating history; our inability to generate revenues or achieve profitability; the failure of our common stock to meet the minimum requirements for continued listing on the Nasdaq Capital Market, the impact of a pandemic or epidemic or natural disaster, including the COVID-19 pandemic, the Russian-Ukrainian and Middle East conflicts and other sources of volatility on our operations, financial condition and the worldwide economy, including our ability to access the capital markets; increases in prices for raw materials, labor, and fuel caused by rising inflation; our inability to obtain adequate financing and sustain our status as a going concern; the results of our research and development activities; our inability to achieve acceptance of our products in the market; general economic conditions, including upturns and downturns in the industry; existing or increased competition; our inability to successfully scale our New York wafer fabrication facility and related operations while maintaining quality control and assurance and avoiding delays in output; contracting with customers and other parties with greater bargaining power and agreeing to terms and conditions that may adversely affect our business; the possibility that the anticipated benefits from business acquisitions will not be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of acquired businesses’ operations will be greater than expected and the possibility of disruptions to our business during integration efforts and strain on management time and resources; risks related to doing business in foreign countries, including rising tensions between the United States and China;  any cybersecurity breaches or other disruptions compromising our proprietary information and exposing us to liability; our limited number of patents; failure to obtain, maintain, and enforce our intellectual property rights; claims of infringement, misappropriation or misuse of third party intellectual property, including the lawsuit filed by Qorvo, Inc. in October 2021, that, regardless of merit, has resulted in significant expense; our inability to attract and retain qualified personnel; the outcome of current and any future litigation; our reliance on third parties to complete certain processes in connection with the manufacture of our products; product quality and defects; our inability to successfully manufacture, market and sell products based on our technologies; our ability to meet the required specifications of customers and achieve qualification of our products for commercial manufacturing in a timely manner; our failure to innovate or adapt to new or emerging technologies, including in relation to our competitors; our failure to comply with regulatory requirements; stock volatility and illiquidity; our failure to implement our business plans or strategies; our failure to maintain effective internal control over financial reporting; our failure to obtain or maintain a Trusted Foundry accreditation or our New York fabrication facility; and shortages in supplies needed to manufacture our products, or needed by our customers to manufacture devices incorporating our products. These and other risks and uncertainties are described in more detail in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s most recent Annual Report on Form 10-K and in subsequently filed Quarterly Reports on Form 10-Q. Considering these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this document may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included in this document speak only as of the date hereof and, except as required by law, we undertake no obligation to update publicly or privately any forward-looking statements, whether written or oral, for any reason after the date of this document to conform these statements to new information, actual results or to changes in our expectations.

Contact:

COMPANY:
Kenneth Boller
Akoustis Technologies
Chief Financial Officer
(704) 274-3598
kboller@akoustis.com